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                                                                     Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights," and "Independent Auditors" in the Registration Statement (Form N-1A) of the Wanger Advisors Trust filed with the Securities and Exchange Commission and to the incorporation by reference therein and in the related Prospectus of our report dated February 6, 2004 in this Post-Effective Amendment No. 16 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-83548) and in this Amendment No. 17 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-08748).


                                                           /s/ ERNST & YOUNG LLP

Chicago, Illinois
April 19, 2004